Exhibit 99.1

Evolv Receives Expected Nasdaq Delinquency Notification

- No Immediate Effect on the Company’s Securities Listed on Nasdaq -

Waltham, Massachusetts – April 22, 2025 – Evolv Technologies Holdings, Inc. (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to create safer experiences, today announced it received an expected delinquency notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on April 16, 2025. The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Nasdaq Listing Rule”) as a result of the delayed filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 (the “Annual Report”). As previously announced, the delay in filing the Company’s Annual Report is due to the internal investigation into certain sales practices, which affected revenue recognition and other key metrics and required the restatement of certain financial statements. The Nasdaq Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). This notification has no immediate effect on the Company’s securities listed on Nasdaq.

The Company previously submitted a plan to regain compliance with the Nasdaq Listing Rule to Nasdaq in connection with an earlier notice of non-compliance from Nasdaq with respect to its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Quarterly Report”). In the Notice, Nasdaq has informed the Company that it must submit an update to its plan of compliance by May 1, 2025, to address how it intends to regain compliance with the Nasdaq Listing Rule. Previously, Nasdaq had granted the Company an exception until May 19, 2025 to file the Quarterly Report. As a result, any additional Nasdaq exception to allow the Company to regain compliance with all delinquent filings, will be limited to a maximum of 180 calendar days from the due date of the Quarterly Report, or May 19, 2025.

The Company is working expeditiously, in partnership with AlixPartners LLP—a leading global business advisory firm—to complete and file both its Annual Report and its Quarterly Report . The Company expects to submit both filings to the SEC simultaneously.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is designed to transform human security to make a safer, faster, and better experience for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces, using industry leading artificial intelligence (AI)-powered screening and analytics. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced systems have scanned more than a billion people since 2019. Evolv has been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT) as well as the Security Industry Association (SIA) 2024 New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category, as well as Sport Business Journal’s (SBJ) 2024 awards for “Best In Fan Experience Technology” and “Best In Sports Technology”. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the timing of the filing of the Company’s Annual Report and Quarterly Report and the Company’s expectations with respect to its SEC filing requirements and its Nasdaq compliance requirements and submitting an updated plan to regain compliance with the Nasdaq Listing Rule. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in our other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Media Contact:

Alexandra Smith Ozerkis

aozerkis@evolvtechnology.com

Investor Contact:

Brian Norris

bnorris@evolvtechnology.com

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